Exhibit (j)(2)

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of June 15, 2001 by and between The China Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of July 9, 1992 (as amended and in effect from time to time, the "Contract"); and

WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.	Article 3 of the Contract is hereby deleted, and Articles 4 through 16 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II.	New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.	Provisions Relating to Rules 17f-5 and 17f-7.

3.1.	Definitions. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.    The Custodian as Foreign Custody Manager.

3.2.1    Delegation to the Custodian as Foreign Custody Manager.    The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

3.2.2    Countries Covered.    The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.2.3    Scope of Delegated Responsibilities:

(a)    Selection of Eligible Foreign Custodians.    Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)    Contracts With Eligible Foreign Custodians.    The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)    Monitoring.    In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4    Guidelines for the Exercise of Delegated Authority.    For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

3.2.5    Reporting Requirements.    The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

3.2.6    Standard of Care as Foreign Custody Manager of the Fund.    In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7    Representations with Respect to Rule 17f-5.    The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.2.8    Effective Date and Termination of the Custodian as Foreign Custody Manager.    The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.3.    Eligible Securities Depositories.

3.3.1    Analysis and Monitoring.    The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2    Standard of Care.    The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4.       Duties of the Custodian with Respect to Fund Property Held Outside the United States.

4.1.    Definitions.    Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.    Holding Securities.    The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.    Foreign Securities Systems.    Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.    Transactions in Foreign Custody Account.

4.4.1    Delivery of Foreign Assets.    The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2    Payment of Fund Monies.    Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

(i)	upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Fund;

(iii)	for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3    Market Conditions.    Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.    Registration of Foreign Securities.    The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.    Bank Accounts.    The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.    Collection of Income.    The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.    Shareholder Rights.    With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.    Communications Relating to Foreign Securities.    The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    Liability of Foreign Sub-Custodians.    Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    Tax Law.    The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.    Liability of Custodian.    Except as may arise from the Custodian's own negligence or willful misconduct, or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

III.	Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

County	Subcustodian
Argentina	Citibank, N.A.
Australia	Westpac Banking Corporation
Austria	Erste Bank der Österreichischen Sparkassen AG
Bahrain	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Bangladesh	Standard Chartered Bank
Belgium	Fortis Bank nv-sa
Bermuda	The Bank of Bermuda Limited
Bolivia	Citibank, N.A.
Botswana	Barclays Bank of Botswana Limited
Brazil	Citibank, N.A.
Bulgaria	ING Bank N.V.
Canada	State Street Trust Company Canada
Chile	BankBoston, N.A.
People's Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria
Costa Rica	Banco BCT S.A.
Croatia	Privredna Banka Zagreb d.d
Cyprus	The Cyprus Popular Bank Ltd.
Czech Republic	eskoslovenská Obchodni Banka, A.S.
Denmark	Danske Bank A/S
Ecuador	Citibank, N.A.
Egypt	Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Estonia	Hansabank
Finland	Merita Bank P1c.
France	BNP Paribas, S.A.
Germany	Dresdner Bank AG
Ghana	Barclays Bank of Ghana Limited
Greece	National Bank of Greece S.A.

County	Subcustodian
Hong Kong	Standard Chartered Bank
Hungary	Citibank Rt.
Iceland	Icebank Ltd.
India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited
Indonesia	Standard Chartered Bank
Ireland	Bank of Ireland
Israel	Bank Hapoalim B.M.
Italy	BNP Paribas, Italian Branch
Ivory Coast	Société Générale de Banques en Côte d'Ivoire
Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.
Japan	The Fuji Bank, Limited The Sumitomo Bank, Limited
Jordan	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Kazakhstan	HSBC Bank Kazakhstan
Kenya	Barclays Bank of Kenya Limited
Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited
Latvia	A/s Hansabanka
Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Lithuania	Vilniaus Bankas AB
Malaysia	Standard Chartered Bank Malaysia Berhad
Mauritius	The Hongkong and Shanghai Banking Corporation Limited
Mexico	Citibank Mexico, S.A.
Morocco	Banque Commerciale du Maroc
Namibia	Standard Bank Namibia Limited
Netherlands	Fortis Bank (Nederland) N.V.
New Zealand	ANZ Banking Group (New Zealand) Limited
Nigeria	Stanbic Merchant Bank Nigeria Limited
Norway	Christiania Bank og Kreditkasse ASA
Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Pakistan	Deutsche Bank AG

County	Subcustodian
Palestine	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Panama	BankBoston, N.A.
Peru	Citibank, N.A.
Philippines	Standard Chartered Bank
Poland	Bank Handlowy w Warszawie S.A.
Portugal	Banco Comercial Portugûes
Qatar	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Romania	ING Bank N.V.
Russia	Credit Suisse First Boston AO – Moscow (as delegate of Credit Suisse First Boston – Zurich)
Singapore	The Development Bank of Singapore Limited
Slovak Republic	eskoslovenská Obchodni Banka, A.S.
Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana
South Africa	Standard Bank of South Africa Limited
Spain	Banco Santander Central Hispano S.A.
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited
Swaziland	Standard Bank Swaziland Limited
Sweden	Skandinaviska Enskilda Banken
Switzerland	UBS AG
Taiwan – R.O.C.	Central Trust of China
Thailand	Standard Chartered Bank
Trinidad & Tobago	Republic Bank Limited
Tunisia	Banque Internationale Arabe de Tunisie
Turkey	Citibank, N.A.
Ukraine	ING Bank Ukraine
United Kingdom	State Street Bank and Trust Company, London Branch
Uruguay	BankBoston, NA.
Venezuela	Citibank, N.A.
Vietnam	The Hongkong and Shanghai Banking Corporation Limited
Zambia	Barclays Bank of Zambia Limited
Zimbabwe	Barclays Bank of Zimbabwe Limited

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Depositories
Argentina	Caja de Valores S.A.
Australia	Austraclear Limited Reserve Bank Information and Transfer System
Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)
Belgium	Caisse Interprofessionnelle de Dépôts et de Virements de Titres, S.A. Banque Nationale de Belgique
Brazil	Companhia Brasileira de Liquidação e Custódia Sistema Especial de Liquidação e de Custódia (SELIC) Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)
Bulgaria	Central Depository AD Bulgarian National Bank
Canada	Canadian Depository for Securities Limited
Chile	Depósito Central de Valores S.A.
People's Republic of China	Shanghai Securities Central Clearing & Registration Corporation Shenzhen Securities Central Clearing Co., Ltd.
Colombia	Depósito Centralizado de Valores
Costa Rica	Central de Valores S.A.
Croatia	Ministry of Finance National Bank of Croatia Sredinja Depozitarna Agencija dd.
Czech Republic	Stredisko cenných papiru Czech National Bank
Denmark	Værdipapircentralen (Danish Securities Center)
Egypt	Misr for Clearing, Settlement, and Depository
Estonia	Eesti Väärtpaberite Keskdepositoorium
Finland	Finnish Central Securities Depository
France	Euroclear France
Germany	Clearstream Banking AG, Frankfurt
Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form Apothetirion Titlon AE - Central Securities Depository
Hong Kong	Central Clearing and Settlement System Central Moneymarkets Unit
Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

Country	Depositories
India	National Securities Depository Limited Central Depository Services India Limited Reserve Bank of India
Indonesia	Bank Indonesia PT Kustodian Sentral Efek Indonesia
Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)
Italy	Monte Titoli S.p.A.
Ivory Coast	Depositaire Central - Banque de Règlement
Jamaica	Jamaica Central Securities Depository
Japan	Japan Securities Depository Center (JASDEC) Bank of Japan Net System
Kazakhstan	Central Depository of Securities
Kenya	Central Bank of Kenya
Republic of Korea	Korea Securities Depository
Latvia	Latvian Central Depository
Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban
Lithuania	Central Securities Depository of Lithuania
Malaysia	Malaysian Central Depository Sdn. Bhd. Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System
Mauritius	Central Depository and Settlement Co. Ltd. Bank of Mauritius
Mexico	S.D. INDEVAL (Instituto para el Depósito de Valores)
Morocco	Maroclear
Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)
New Zealand	New Zealand Central Securities Depository Limited
Nigeria	Central Securities Clearing System Limited
Norway	Verdipapirsentralen (Norwegian Central Securities Depository)
Oman	Muscat Depository & Securities Registration Company, SAOC
Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan
Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange
Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A

Country	Depositories
Philippines	Philippine Central Depository, Inc. Registry of Scripless Securities (ROSS) of the Bureau of Treasury
Poland	National Depository of Securities (Krajowy Depozyt Papierów Wartociowych SA) Central Treasury Bills Registrar
Portugal	Central de Valores Mobiliarios
Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market
Romania	National Securities Clearing, Settlement and Depository Company Bucharest Stock Exchange Registry Division National Bank of Romania
Singapore	Central Depository (Pte) Limited Monetary Authority of Singapore
Slovak Republic	Stredisko cenných papierov National Bank of Slovakia
Slovenia	Klirinsko Depotna Druzba d.d.
South Africa	Central Depository Limited Share Transactions Totally Electronic (STRATE) Ltd.
Spain	Servicio de Compensación y Liquidación de Valores, S.A.
Banco de España, Central de Anotaciones en Cuenta
Sri Lanka	Central Depository System (Pvt) Limited
Sweden	Värdepapperscentralen VPC AB (Swedish Central Securities Depository)
Switzerland	SegaIntersettle AG (SIS)
Taiwan - RO.C.	Taiwan Securities Central Depository Co., Ltd.
Thailand	Thailand Securities Depository Company Limited
Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilieres
Turkey	Takas ve Saklama Bankasi A.S. (TAKASBANK) Central Bank of Turkey
Ukraine	National Bank of Ukraine
United Kingdom	Central Gilts Office and Central Moneymarkets Office
Venezuela	Banco Central de Venezuela
Zambia	LuSE Central Shares Depository Limited Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstrearn Banking AG

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (scheduled frequency)	Brief Description
The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.
Global Custody Network Review (annually)	Information relating to Foreign Sub-Custodians in State Street's Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.
Securities Depository Review (annually)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.
Global Legal Survey (annually)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.
Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.
Global Market Bulletin (daily or as necessary)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.
Foreign Custody Advisories (as necessary)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.
Material Change Notices (presently on a quarterly basis or as otherwise necessary)	Informational letters and accompanying materials confirming State Street's foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

C-7

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:		STATE STREET BANK and TRUST COMPANY

By:	/s/ Stephanie L. Poster	By:	/s/ Joseph L. Hooley
	Stephanie L. Poster Vice President		Joseph L. Hooley Executive Vice President
WITNESSED BY:		THE CHINA FUND, INC.

By:	/s/ Ann M. Casey	By:	/s/ Glenn Francis
	Ann M. Casey Secretary		Glenn Francis Treasurer